As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-152700

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	6163	26-2414818
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

11115 Rushmore Drive

Charlotte, North Carolina 28277

(704) 541-5351

(Address ,including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jacqueline J. Jones

Corporate Secretary

Tree.com, Inc.

11115 Rushmore Drive

Charlotte, North Carolina 28277

(704) 541-5351

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please send copies of all communications to:

Sean M. Jones

K&L Gates LLP

214 North Tryon Street, 47th Floor

Charlotte, N.C.  28202

(704) 331-7406

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 2 to Form S-1 covers shares of the Registrant’s Common Stock originally registered on the Registration Statement on Form S-1 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-1 relating to such Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

     On August 20, 2008, IAC/InterActiveCorp, a Delaware corporation (“IAC”), distributed to its stockholders (the “Spin-Off”) all of the outstanding shares of common stock, par value $0.01 per share, of Tree.com, Inc., a Delaware corporation.  The Registration Statement on Form S-1 (Registration No. 333-152700), as previously amended and supplemented (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on August 8, 2008, covered 16,654,842 shares of common stock.   The amount of the Registrant’s common stock registered represented the sum of (i) 9,302,842 shares of common stock distributed to the holders of IAC common stock and IAC Class B common stock upon consummation of the Spin-Off, (ii) up to 5,051,586 shares of common stock to be issued in respect of certain restricted stock units, or stock options, in each case, previously issued pursuant to IAC’s equity incentive plans and that were converted, in whole or in part, in connection with the Spin-Off into stock options and restricted stock units (“Adjusted Awards”) issued under the Tree.com, Inc. 2008 Stock and Annual Incentive Plan, (iii) up to 2,200,000 shares of common stock issuable in respect of stock options, restricted stock units and other equity-based awards to be granted from time to time following the Spin-Off pursuant to the 2008 Stock and Annual Incentive Plan (“New Awards”) and (iv) up to 100,000 shares of common stock issuable pursuant to the Tree.com, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”).  The Registrant previously filed a Post-Effective Amendment No. 1 to this Registration Statement that was declared effective by the SEC on September 9, 2008.

Following the Spin-Off, it was determined that (i) the number of shares registered to cover shares of common stock distributed to IAC stockholders in the Spin-Off slightly exceeded the actual number of shares distributed to IAC stockholders in the Spin-Off and (ii) the number of shares registered in respect of Adjusted Awards significantly exceeded the actual number of shares issuable under such awards.  At the Registrant’s 2009 Annual Stockholder Meeting held on April 28, 2009, the stockholders approved the Second Amended and Restated 2008 Stock and Annual Incentive Plan (the “Stock and Annual Incentive Plan”) as a result of which the maximum number of shares that may be issued pursuant to New Awards under the Stock and Annual Incentive Plan was increased by 550,000 to 2,750,000.  The Registration Statement covers securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, and the Registrant has undertaken to file post-effective amendments to the Registration Statement for certain items.

This Post-Effective Amendment No. 2 to the Registration Statement (i) reallocates 550,000 of the shares of common stock registered by the Registration Statement issuable pursuant to Adjusted Awards under the Stock and Annual Incentive Plan to New Awards issuable under the Stock and Annual Incentive Plan, (ii) deregisters shares registered to cover shares of common stock distributed to IAC stockholders in the Spin-Off that exceed the actual number of shares so distributed and (iii) deregisters shares registered in respect of Adjusted Awards that exceed the actual number of shares issuable under such awards.  As a result, the total number of shares covered by the Registration Statement is 12,945,516 allocated as follows:

•                  9,266,852 shares distributed to the holders of IAC common stock and IAC Class B common stock upon consummation of the Spin-Off;

•                  up to 3,678,664 shares issuable pursuant to the Stock and Annual Incentive Plan and the Director Plan of which:

•                  up to 828,664 shares may be issued under the Stock and Annual Incentive Plan in respect of Adjusted Awards;

•                  up to 2,750,000 shares may be issued under the Stock and Annual Incentive Plan in respect of New Awards; and

•                  up to 100,000 shares may be issued pursuant to the Director Plan

In addition, this Post-Effective Amendment No. 2 to the Registration Statement incorporates by reference:

•                  the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on February 27, 2009;

•                  the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 19, 2009; and

•                  the Registrant’s Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 29, 2009, February 5, 2009 (reporting information pursuant to Item 5.02), February 11, 2009, February 27, 2009, March 25, 2009 (as amended on April 6, 2009), March 27, 2009, May 1, 2009 and May 6, 2009 (other than the portions of those documents furnished but deemed not to have been filed).

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 6, 2009

PROSPECTUS

TREE.COM, INC.

3,678,664 Shares of Common Stock, Par Value $0.01 Per Share

This prospectus relates to shares of common stock, par value $.01 per share, of Tree.com, Inc. that may be issued pursuant to the Tree.com Second Amended and Restated 2008 Stock and Annual Incentive Plan (the “Stock and Annual Incentive Plan”) and the Tree.com, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”).  The 9,266,852 shares distributed to the holders of IAC/InterActiveCorp (“IAC”) common stock and IAC Class B common stock upon consummation of the our spin-off from IAC on August 20, 2008 and registered by the registration statement of which this prospectus is a part were covered by the prospectus filed by us with the Securities and Exchange Commission and dated August 20, 2008.

Of the 3,678,664 shares covered hereby,

•                  up to 828,664 shares may be issued in respect of certain restricted stock units and stock options previously issued pursuant to IAC/InterActiveCorp’s (“IAC”) incentive equity plans that were converted into stock options and restricted stock units issuable under the Stock and Annual Incentive Plan in connection with the spin-off,

•                  up to 2,750,000 shares of our common stock may be issued in respect of restricted stock units, restricted stock, stock options and other awards awarded under the Stock and Annual Incentive Plan after the spin-off, and

•                  up to 100,000 shares of our common stock may be issued pursuant to the Director Plan.

Our common stock is listed on the NASDAQ Global Market under the symbol “TREE.”  On [ • ], 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $[ • ] per share.

See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein, for a discussion of certain significant risk factors associated with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This date of this prospectus is [ • ], 2009.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read carefully the entire prospectus, any documents filed as exhibits and the documents incorporated herein by reference.

The Company

Tree.com, Inc. was incorporated in Delaware in April 2008.  Its principal offices are located at 11115 Rushmore Drive, Charlotte, NC 28277.  Its main telephone number is 704-541-5351.

Tree.com is the parent of LendingTree, LLC and is the indirect parent of several companies owned by LendingTree, LLC.  LendingTree, LLC (formerly, LendingTree, Inc.) was incorporated in the state of Delaware in June 1996 and commenced nationwide operations in July 1998. LendingTree, Inc. was acquired by IAC/InterActiveCorp (“IAC”) in 2003 and converted to a Delaware limited liability company (LendingTree, LLC) in December 2004.  On August 20, 2008, Tree.com, Inc. (along with its subsidiary, LendingTree, LLC) was spun off from IAC into a separate publicly traded company. We refer to the separation transaction as the “spin-off.”

Through its various subsidiaries, Tree.com currently operates a lending business and a real estate business.  Our lending business consists of online networks and call centers, principally LendingTree.com and GetSmart.com, which match consumers with lenders and loan brokers. In addition, our lending business originates, processes, approves and funds various types of residential real estate loans under two brand names, LendingTree Loans® and HomeLoanCenter.com.

Our real estate business consists primarily of an internet-enabled national residential real estate brokerage that currently operates offices in 20 markets under the brand name “RealEstate.com, REALTORS®.” Outside of these 20 markets, RealEstate.com maintains relationships with a network of third-party brokerages that receive leads from RealEstate.com and pay a referral fee on closed transactions.  Our real estate business also consists of a brokerage that matches residential home buyers interested in newly constructed homes with builders and currently operates under the brand name “iNest®.”

The Offering

This prospectus relates to up to 3,678,664 shares of common stock, par value $.01 per share, of Tree.com, Inc. that may be issued pursuant to the Second Amended and Restated Tree.com 2008 Stock and Annual Incentive Plan (the “Stock and Annual Incentive Plan”) and the Tree.com, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters contained and incorporated by reference in this prospectus may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.

Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our ability to operate effectively as a separate public entity following our spin-off from IAC in August 2008; additional costs associated with operating as an independent company; volatility in our stock price and trading volume; our ability to obtain financing on acceptable terms; limitations on our ability to enter into transactions due to spin-related restrictions; adverse conditions in the primary and secondary mortgage markets and in the economy; adverse conditions in our industries; adverse conditions in the credit markets; seasonality in our businesses; potential liabilities to secondary market purchasers; changes in our relationships with network lenders, real estate professionals, credit providers and secondary market purchasers; breaches of our network security or the misappropriation or misuse of personal consumer information; our failure to provide competitive service; our failure to maintain brand recognition; our ability to attract and retain customers in a cost-effective manner; our ability to develop new products and services and enhance existing ones; competition from our network lenders and affiliated real estate professionals; our failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of our network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of our systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect our intellectual property rights or allegations of infringement of intellectual property rights; changes in our management; and deficiencies in our disclosure controls and procedures and internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

RISK FACTORS

Before making any investment decision with respect to our common stock, you should carefully consider the risks, cautionary statements and other information contained in this prospectus and in our filings with the SEC that we incorporate herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2008.  The risks and uncertainties described in these documents are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.  If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed.  In that event, the market price for our common stock will likely decline, and you may lose all or part of your investment.

USE OF PROCEEDS

Any proceeds received by us in connection with the issuance of the shares covered by this prospectus (for example, upon the exercise of stock options) will be used for general corporate purposes.

PLAN OF DISTRIBUTION

Shares offered hereby will be issued pursuant to the Stock and Annual Incentive Plan and the Director Plan.  The Stock and Annual Incentive Plan was described in our definitive proxy statement on Schedule 14A, as filed with the SEC on March 19, 2009.

Under the Director Plan, non-employee directors are able to defer all or a portion of their Board and Board Committee fees. Eligible directors who defer all or any portion of these fees can elect to have such fees applied to the purchase of share units, representing the number of shares of Tree.com common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on Tree.com common stock, dividend equivalents are credited on the share units. The cash funds are credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the Tree.com Board of Directors, he or she will receive (i) with respect to share units, such number of shares of Tree.com common stock as the share units represent and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our Amended and Restated Certificate of Incorporation or our Amended and Restated By-laws. The summary is qualified by reference to these documents, which you must read for complete information on our capital stock. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are included as exhibits to this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, of which this prospectus is a part.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and the preferred stock described below.

Shares Outstanding.  As of [ • ], 2009, there were [ • ] shares of our common stock outstanding.

Dividends.  Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose.

Voting Rights.  Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights.  In other words, a holder of a single share of our common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights.  In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.  Shares of common stock are not subject to redemption by operation of a sinking fund or otherwise.  Holders of shares of common stock are not currently entitled to preemptive rights.

Fully Paid.  The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.  Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock. The board of directors is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly.  Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.  There are no current agreements or understandings with respect to the issuance of preferred stock and the board of directors does not have a present intention to issue any shares of preferred stock.

Restrictions on Payment of Dividends

We are incorporated in Delaware and governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Section 203 of the Delaware General Corporation Law

Section 203 (“Section 203”) of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an “interested stockholder.” Generally, an “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision, if applicable, prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors before the stockholder became an interested stockholder, (2) the interested stockholder acquired at least 85% of the voting power (as calculated pursuant to Section 203) of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the outstanding voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply in certain circumstances, including if the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. If such a provision is adopted by an amendment to the corporation’s certificate of incorporation, the amendment will be effective immediately if, among other requirements, the corporation has never had a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. If this and other requirements are not satisfied, the amendment will not be effective until 12 months after its adoption and will not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption.

In accordance with Section 203, the restrictions on certain business combinations in Section 203 do not apply in respect of the Company.

Anti-takeover Effects of our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and certain provisions of Delaware law could make the following more difficult:

•                  acquisition of the Company by means of a tender offer;

•                  acquisition of the Company by means of a proxy contest or otherwise; or

•                  removal of our incumbent officers and directors.

Size of Board and Vacancies

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the number of directors on the Company’s board of directors will be fixed exclusively by the board of directors. Newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Elimination of Stockholder Action by Written Consent

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws expressly eliminate the right of stockholders to act by written consent.  Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, stockholders are not entitled to call special meetings of stockholders.  Only a majority of our board of directors or specified individuals may call such meetings.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors.  In particular, stockholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our Amended and Restated By-laws.  To be timely, the notice must be received at our principal executive office not later than 60 or more than 90 days prior to the first anniversary of the date for the preceding year’s annual meeting of stockholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Moreover, in the event that the number of directors to be elected to the board of directors is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 55 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the corporate secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Undesignated Preferred Stock

The authorization in our Amended and Restated Certificate of Incorporation with respect to the issuance of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. The provision in our Amended and Restated Certificate of Incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

LEGAL MATTERS

At the Registrant’s 2009 Annual Stockholder Meeting held on April 28, 2009, the stockholders approved the Second Amended and Restated 2008 Stock and Annual Incentive Plan (the “Stock and Annual Incentive Plan”) as a result of which the maximum number of shares that may be issued pursuant to new awards under the Stock and Annual Incentive Plan was increased by 550,000 (the “Plan Increase Shares”) to 2,750,000.  The validity of the issuance of the shares of common stock covered by this prospectus other than the Plan Increase Shares was passed upon for us by the General Counsel of IAC/InterActiveCorp.  The validity of the issuance of the Plan Increase Shares has been passed upon for us by K&L Gates LLP.

EXPERTS

The consolidated financial statements of Tree.com at December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and the related financial statements schedule incorporated by reference in this prospectus have been so included in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the shares of our common stock being registered hereunder.  This prospectus, which is a part of such registration statement, does not include all of the information that you can find in such registration statement or the exhibits to such registration statement.  You should refer to the registration statement, including its exhibits and schedules, for further information about us and our common stock.  Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, if the contract or document is filed as an exhibit to a registration statement, are qualified in all respects by reference to the relevant exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  This registration statement and these other reports, statements and information are available to the public over the Internet on the SEC’s website at www.sec.gov.  You may read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents.  The information incorporated by reference is considered a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement.  We incorporate by reference the documents listed below that we previously filed with the SEC:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009;

•                  Our definitive proxy statement on Schedule 14A, as filed with the SEC on March 19, 2009; and

•                  Our Current Reports on Form 8-K filed with the SEC on January 29, 2009, February 5, 2009 (reporting information pursuant to Item 5.02), February 11, 2009, February 27, 2009, March 25, 2009 (as amended on April 6, 2009), March 27, 2009, May 1, 2009 and May 6, 2009 (other than the portions of those documents furnished but deemed not to have been filed).

Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus.  You can access these documents on our website at http://investor-relations.tree.com or you may request a copy of these filings at no cost by writing or telephoning our corporate secretary at the following address:

Tree.com, Inc.

11115 Rushmore Drive

Charlotte, NC 28277

Attention: Corporate Secretary

704-541-5351

Except as otherwise specifically incorporated by reference into this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  This offering is only being made in jurisdictions where such offers and sales of our common stock are permitted.  The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale or issuance of common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution

The following is a statement of the expenses previously incurred and to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.  Such fees and expenses represent both those incurred in connection with the original Registration Statement on Form S-1 declared effective by the SEC on August 8, 2008, Post-Effective Amendment No. 1 declared effective by the SEC on September 9, 2008 and this Post-Effective Amendment No. 2.

Item	Amount*
SEC Registration Fee	$9.61
Printing Fees and Expenses	100,000
NASDAQ Listing Fee	100,000
Legal Fees and Expenses	260,000
Accounting Fees and Expenses	30,000
Miscellaneous	—
Total	$540,009.61

*              All fees are estimates except SEC registration fee and NASDAQ listing fee.

Item 14.  Indemnification Of Directors And Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•      any breach of the director’s duty of loyalty to the Company or its stockholders;

•      any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•      unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•      any transaction from which the director derived an improper personal benefit.

Our Amended and Restated By-laws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or by reason of the fact such person, or a person of whom he or she is the legal representative is or was serving, at the Company’s request, as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company.  To the extent authorized by the DGCL, the Company will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service.  Any amendment of these provisions will not reduce the indemnification obligations of the Company relating to actions taken before such amendment.

We maintain a directors’ and officers’ liability insurance policy insuring our directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring us, under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

Item 15.  Recent Sales of Unregistered Securities

On February 8, 2009 we entered into a stock purchase agreement with Douglas R. Lebda, our Chairman and Chief Executive Officer, pursuant to which we agreed to sell 935,000 shares of common stock to Mr. Lebda at a purchase price of $3.91 per share for an aggregate purchase price of $3,655,850.  The purchase price represents the closing market price of the common stock on the day prior to the execution of the stock purchase agreement.  The purchase and sale of the 935,000 shares of common stock was effected in two equal installments on February 10, 2009 and April 9, 2009.  The shares are subject to certain transfer restrictions and vest over a 24-month period.  Unvested shares held by Mr. Lebda are subject to a repurchase option in favor of the Company at $3.91 per share in the event of a change of control of the Company or if Mr. Lebda’s employment with the Company terminates for any reason other than (i) death, (ii) disability, (iii) the Company’s termination of his employment without Cause or (iv) Mr. Lebda’s resignation from the Company for Good Reason (with such terms having the meaning provided them under Mr. Lebda’s employment agreement).  The issuance of the common stock to Mr. Lebda was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits listed in the accompanying Index to Exhibits are filed or incorporated by reference as a part of this Registration Statement.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A under the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 6, 2009.

TREE.COM, INC.

By:	/s/ Douglas Lebda
Douglas Lebda
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher Hayek and Jacqueline J. Jones and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This power of attorney my be executed in counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, in each case on May 6, 2009:

Signature	Title

/s/ Douglas Lebda	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Douglas Lebda

/s/ Matthew Packey	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Matthew Packey

/s/ Peter Horan
Peter Horan	Director

/s/ W. Mac Lackey
W. Mac Lackey	Director

/s/ Joseph Levin
Joseph Levin	Director

/s/ Patrick McCrory
Patrick McCrory	Director

/s/ Lance Melber
Lance Melber	Director

/s/ Steve Ozonian
Steve Ozonian	Director

INDEX TO EXHIBITS

Exhibit Number	Description	Location
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc. and IAC/InterActiveCorp	Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

3.1	Amended and Restated Certificate of Incorporation of Tree.com, Inc.	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

3.2	Amended and Restated By-laws of Tree.com, Inc.	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

5.1	Opinion of General Counsel of IAC/InterActiveCorp regarding legality of securities being issued	Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

5.2	Opinion of K&L Gates regarding legality of securities being issued	Filed herewith.

10.1	Tax Sharing Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

10.2	Employee Matters Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.	Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

10.3	Transition Services Agreement, dated as of August 20, 2008, by and among IAC/InterActiveCorp, HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc.	Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

10.4	Registration Rights Agreement, dated as of August 20, 2008, among Tree.com, Inc., Liberty Media Corporation and Liberty USA Holdings, LLC	Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

10.5	Spinco Assignment and Assumption Agreement, dated as of August 20, 2008, among IAC/InterActiveCorp, Tree.com, Inc., Liberty Media Corporation and Liberty USA Holdings, LLC	Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed August 25, 2008.

10.6	Employment Agreement between Robert L. Harris and LendingTree, LLC, dated as of June 30, 2008	Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.7	Employment Agreement between Bret A. Violette and IAC/InterActiveCorp, dated as of April 11, 2007	Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.8	Amended Employment and Release Agreement entered into as of February 2, 2009, by and between Bret Violette and Tree.com, Inc.	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 5, 2009.

10.9

Amended and Restated Restricted Share Grant and Shareholders’ Agreement, dated as of July 7, 2003, by and among Forest Merger Corp., LendingTree, Inc., InterActiveCorp and the Grantees named therein, as amended

Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008 (filed as Exhibit 99.4 to Amendment No. 1 to IAC/InterActiveCorp’s Registration Statement on Form S-4 (SEC File No. 333-105876) filed on July 10, 2003 and incorporated herein by reference).

10.10	Correspondent Loan Purchase Agreement, dated as of April 26, 2004, between CitiMortgage, Inc. and Home Loan Center, Inc.	Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.11	Loan Purchase Agreement, dated as of April 16, 2002, between Countrywide Home Loans, Inc. and Home Loan Center, Inc.	Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.12

Warehousing Credit Agreement, dated as of November 26, 2007, by and among Home Loan Center, Inc. d/b/a LendingTree Loans, National City Bank and National City Bank in its capacity as Agent for the Banks (as defined therein)

Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.13

Second Amendment to Warehousing Credit Agreement, made and entered into as of the 12th day of December, 2008, and to be effective as of the 30th day of December, 2008, by and among Home Loan Center, Inc. d/b/a LendingTree Loans, National City Bank and National City Bank in its capacity as Agent for the Banks (as defined therein).

Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 17, 2008.

10.14	Master Repurchase Agreement, dated as of January 25, 2008, by and among Countrywide Bank, FSB and Home Loan Center, Inc. (the “Master Repurchase Agreement”)	Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.15	Notice, dated June 25, 2008, issued by Countrywide Warehouse Lending, regarding certain amendments to the Master Repurchase Agreement	Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.16	Amendment to Master Repurchase Agreement No. 1 made and entered into as of February 23, 2009 by and between the Warehouse Lending Division of Countrywide Bank, FSB and Home Loan Center, Inc.	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 27, 2009.

10.17	Deferred Compensation Plan for Non-Employee Directors	Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.18	Employment Agreement between Matt Packey and LendingTree, LLC, dated as of August 3, 2008	Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.19	Employment Agreement between Douglas R. Lebda and IAC/InterActiveCorp, dated as of January 7, 2008	Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

10.20	Amendment No. 1 to Employment Agreement between Douglas R. Lebda and IAC/InterActiveCorp, dated as of August 15, 2008	Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed August 20, 2008.

10.21

Restricted Share Grant and Stockholder’s Agreement, dated as of August 15, 2008, by and among IAC/InterActiveCorp, LendingTree Holdings Corp. and Douglas R. Lebda, together with Exhibit A thereto, Amended and Restated Certificate of Incorporation of LendingTree Holdings Corp.

Exhibits 99.2 and 99.3 to the Registrant’s Current Report on Form 8-K filed August 20, 2008.

10.22	Stock Purchase Agreement, dated February 8, 2009, between Tree.com, Inc. and Douglas R. Lebda	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 11, 2009.

10.23	Amendment No. 2 to the Employment Agreement between Douglas Lebda and Tree.com, Inc.	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.24	Amendment No. 1 to the Employment Agreement between Robert Harris and Tree.com, Inc.	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.25	Amendment No. 1 to the Employment Agreement between Matthew Packey and Tree.com, Inc.	Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.26	Form of Notice of Restricted Stock Unit Award	Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.27	Form of Restricted Stock Award Agreement	Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.28	Form of Notice of Stock Option Award	Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed March 27, 2009.

10.29	Option Cancellation Agreement, dated April 28, 2009, between Douglas R. Lebda and Tree.com, Inc.	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 1, 2009.

10.30	Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 1, 2009.

10.31	Master Repurchase Agreement, dated as of May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc. (the “Master Repurchase Agreement”)	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 6, 2009.

10.32	Transaction Terms Letter for Master Repurchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.	Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed May 6, 2009.

10.33	Early Purchase Program Addendum to Loan Purchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 6, 2009.

21.1	Subsidiaries of Tree.com, Inc.	Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed February 27, 2009.

23.1	Consent of Ernst & Young LLP	Filed herewith.

23.2	Consent of General Counsel of IAC/InterActiveCorp	Included in Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-152700), filed August 1, 2008.

23.3	Consent of K&L Gates LLP	Included in Exhibit 5.2 filed herewith.